PARTICIPATION AGREEMENT


      This PARTICIPATION AGREEMENT (this "Agreement") is made this 31st day of May, 1996, by and between Churchill Downs Management Company (the "Lead"), and Conseco HPLP, L.L.C. (the "Participant").

     1. THE PARTICIPATION. The Lead hereby agrees to sell and the Participant hereby agrees to purchase a ten percent (10%) (the "Participation Percentage") undivided participation interest in the loan (the "Loan") heretofore made by the Lead to Hoosier Park, L.P. (the "Borrower") pursuant to (A) the Construction Loan and Permanent Financing Agreement, dated September 30, 1994, between Anderson Park, Inc., an Indiana corporation ("API"), and the Lead (the "Construction Loan Agreement"), as assumed by the Borrower pursuant to (I) the Hoosier Park Agreement of Limited Partnership dated August 30, 1994 and (ii) the Assumption Agreement, dated August 30, 1994, executed by the Borrower in favor of API (the "Assumption Agreement"), and as amended by (I) the Agreement
Regarding Construction Loan and Permanent Financing Agreement, Mortgage, Collateral Assignment of Contract and Other Matters, dated January 31, 1994, between API and the Lead (the "January 31, 1994 Agreement"), (ii) the Loan Extension Agreement, dated June 1, 1994, between API and the Lead (the "Extension Agreement"), and (iii) the Second Agreement Regarding Construction Loan and Permanent Financing Agreement, Collateral Assignment of Contract and Other Matters dated as of November 30, 1995 (the November 30, 1995 Amendment") and (B) the Second Amended Secured Promissory Note, dated November 1, 1994, by Borrower in favor of the Lead (the "Note"). The Loan is secured pursuant to (A) the Collateral Assignment of Contracts, dated September 30, 1993, between API and the Lead (the "Collateral Assignment"), as assumed by the Borrower pursuant to the Assumption Agreement and as amended by the January 31, 1994 Agreement, and the November 30, 1995 Amendment, (B) the Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated September 30, 1993, between API and the Lead (the "Mortgage"), as assigned to the Borrower pursuant to the Assumption Agreement and the Assignment and Assumption of Mortgage, Assignment of Rents, Security Agreement and Fixture Filing and Consent to Assignment, dated August 30, 1995, executed by the Borrower in favor of API (which was consented to by the Lead and accepted by the Borrower pursuant to agreements dated August 30, 1994) (collectively the "Mortgage Assignments") and as amended by (I) the January 31, 1994 Agreement and (ii) the Second Agreement Amending Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated as of November 30, 1995, between the Lead and the Borrower (the "Second Amendment");(C)the API Pledge Agreement, dated August 30, 1994, between API and the Lead, (D) the Pegasus Pledge Agreement, dated August 30, 1994, between Pegasus Group, Inc., an Indiana corporation and the Lead and (E) the Conseco Pledge Agreement, dated May 31, 1996, between the Participant and the Lead. The Construction Loan Agreement, the Assumption Agreement, the January 31, 1994 Agreement, the Extension Agreement, the November 30, 1995 Amendment, the Note, the Collateral Assignment, the Mortgage, the Mortgage Assignments, the Second Amendment, the API Pledge Agreement, the Pegasus Pledge Agreement and the Conseco Pledge Agreement (collectively, together with any other documenta tion evidencing the Loan and any security therefor, the "Loan Documents") are attached hereto as Exhibits A, B, C, D, E, F, G, H, I, J, K , L and M respectively.


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     2. (a) PAYMENT FOR  PARTICIPATION.  The Participant,  concurrently with the execution of this Agreement, shall pay to the Lead $ 2,599,000.00, the same being the Participation Percent age of all advances made to the Borrower pursuant to the Loan Documents as of the date of the closing (the "Closing Date") of the purchase by the Participant of a ten percent (10%) partnership interest in the Borrower from API, pursuant to the Partnership Interest Purchase Agreement, dated as of December 20, 1995 (the "Purchase Agreement"). The Participant shall pay to the Lead the Participation Percentage of advances made to the Borrower pursuant to the Loan Documents in conformity with this Agreement after the Closing Date and such payments shall be made on the date of such advance or as then agreed between the Lead and the Participant. The Lead shall give Participant written notice of such advance three (3) business days prior to any such advance.

        (b) OPTION PARTICIPATION. If the Conseco Option is exercised pursuant to Section 2.04 of the Purchase Agreement, then at the Option Closing, Conseco shall execute a new and amended Participa tion Agreement, with the same terms and conditions as the Agreement, except that Participant's purchase of the interest in the Loan shall be for an additional fifty-five and fifty-two one hundredths percent (55.52%) undivided participation interest in the Loan, so that at the Option Closing, Participant will have purchased a sixty-five and fifty-two one hundredths percent (65.52%) undivided participation interest in the Loan made by the Lead to Borrower.

     3. REMISSION OF PAYMENTS RECEIVED. Within one (1) business day of its receipt thereof, the Lead shall pay to the Participant (a) the Participation Percentage of any interest payment hereafter received from the Borrower in connection with the Loan Documents, and (b) the Participation Percentage of all fees, principal payments, proceeds from collateral, insurance proceeds, damages, reimbursements of expenses, or other payments hereafter received by the Lead in connection with the Loan Documents.

     4. EXPENSES. The Participant shall pay to the Lead the Participation Percentage of any costs in fact incurred or disbursed in connection with the enforcement of the Loan Documents and in conformity with the requirements of this Agreement, including without limitation, all reasonable attorneys fees and other expenses in connection with the enforcement of rights against the Borrower, and realization upon any collateral, which payment shall be made within fifteen (15) business days after written notice of such incurrence or disbursement is received by participant from Lead.

     5. REPAYMENT OF DISTRIBUTED FUNDS. The Participant shall repay to the Lead any amounts distributed to the Participant which the Lead is required to return to the Borrower or any receiver, trustee, or custodian for the Borrower, promptly after written notice of the same by the Lead to the Participant.

     6.  ADMINISTRATION  OF  LOANS.  In  the  absence  of any  contrary  written agreement between the Lead and the Participant, the Lead shall have responsibility for administering the Loan and, in doing so, shall exercise the same degree of care, skill, and prudence as it would if the Loan were made entirely for its own account. The Lead shall deliver prior notice in writing or by facsimile (with telephone confirmation) to the Participant of any proposal to
(a) extend the maturity date under the Loan Documents, (b) change the interest rate under the Loan Documents, (C) change the


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principal  amount of the Loan,  (d)  supplement,  release  or accept  substitute collateral under the Loan Documents or permit such collateral to secure any other obligations other than obligations evidenced by the Loan Documents and obligations owed to the Lead, or an affiliate of Lead, in excess of Twenty-Eight Million Seven Hundred Thousand Dollars ($28,700,000) which are subordinated to the Loan, (e) enforce rights or refrain from enforcing rights under the Loan Documents, or (f) waive or modify any term of the Loan Documents. The Participant may veto (which veto may not be unreasonably exercised) the proposed action by delivering to the Lead notice thereof in writing or by facsimile within three (3) business days after receipt of the notice of the proposed action.

     7. RECOURSE AGAINST LEAD. The Participant shall have no recourse against the Lead for the Borrower's failure to make any payment or perform or comply with any other obligation under the Loan Documents unless such failure was caused by the Lead's gross negligence, fraud or willful misconduct or by any material breach by the Lead of this Agreement.

     8. NOTIFICATION OF PARTICIPANT. The Lead shall promptly deliver to the Participant all financial statements received from the Borrower and, to the extent that the Lead has actual knowledge thereof, shall use best efforts to notify the Participant of the occurrence of any events of default under the Loan Documents, of any material, adverse change in the value or lien status of any collateral, or of any material adverse change in the creditworthiness of the Borrower and, upon reasonable request from the Participant, shall deliver a report on the payment status of the Loan and shall permit the Participant to inspect the Lead's books and accounts with respect to the Loan.

     9. RECORDKEEPING. The Lead shall keep full and complete records and accounts of the Loan.

     10. SECURITIES LAW MATTERS. The Participant represents to Lead that the participation contemplated hereunder (a) is being purchased for the Participant's own account in the ordinary course of its business, for investment purposes only and not with a view to resale or distribution and will not be sold, assigned or hypothecated in any manner whatsoever without full compliance with the provisions of the Agreement and with all applicable state and federal securities laws, (b) is not a loan from the Participant to the Lead, and the Lead has no obligation to repurchase such participation interest, and(C)does not create a fiduciary relationship between the Lead and the Participant.

      The Participant has independently reviewed the Loan Documents, has had free access to all documents related to the Loan that are within the Lead's possession, and has conducted to the extent that it has deemed necessary an independent investigation of the creditworthiness of the Borrower. The Participant expressly disclaims reliance on the Lead in entering into this Agreement. The Participant acknowledges receipt of certain disclosures and representations and warranties by Borrower in and subject to the provisions of the Purchase Agreement. The Participant accepts in full all risks of the participation, recognizing that such participation is speculative and may result in a loss of its entire payment for such participation. The Lead does not make and specifically disclaims any representation or warranty, express or implied, regarding the accuracy or completeness of the information about the Borrower delivered to the Participant, the creditworthiness of the Borrower, the value of any collateral, the validity or priority of any lien or the validity and enforceability of the Loan Documents.


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     11.  ASSIGNMENT.  Neither  the Lead nor the  Participant  shall  assign  or otherwise transfer in whole or in part its interest in the Loan without the prior written consent of the other.

     12. AMENDMENT. No amendment, modification or waiver of this Agreement shall be effective unless contained in writing and signed by the party against whom enforcement is sought. No waiver by either party of any provision or condition of this Agreement shall be construed or deemed to be a waiver of any other provision or condition of this Agreement nor a waiver of a subsequent breach of the same provision or condition.

     13. ENTIRE AGREEMENT. This Agreement and the Purchase Agreement constitute the entire agreement between the Lead and the Participant and supersedes any prior written or oral agreements with respect to the subject matter hereof.

     14. NOTICES. Notices pursuant to this Agreement shall be in writing or by facsimile as follows:

If to the Lead, to:           Churchill Downs Management Company
                                    700 Central Avenue
                                    Louisville, KY 40208
                                    Attention: Jeffrey M. Smith
                                    Telephone: (502) 636-4421
                                    Facsimile: (502) 636-4560

      with a copy to:         Churchill Downs Management Company
                                    700 Central Avenue
                                    Louisville, KY 40208
                                    Attention: Alexander M. Waldrop
                                    Telephone: (502) 636-4419
                                    Facsimile: (502) 636-4439

If to the Participant, to:    Conseco HPLP, L.L.C.
                                    11825 North Pennsylvania Street
                                    P.O. Box 1911
                                    Carmel, Indiana 46032
                                    Attention: Lawrence W. Inlow
                                    Telephone: (317) 817-6163
                                    Facsimile: (317) 817-6327


     15. GOVERNING LAW. This Agreement shall be governed by Indiana law.


                              *     *     *     *     *



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      IN WITNESS WHEREOF, the parties have executed this Agreement this 31st day of May, 1996.

                                    CHURCHILL DOWNS MANAGEMENT COMPANY



                                    By:  /S/ JEFFREY M. SMITH
                                       ----------------------------
                                       Jeffrey M. Smith, President


                                    CONSECO HPLP, L.L.C.



                                    By:  CONSECO, INC., its Managing
                                          Member



                                    By:  /S/ LAWRENCE W. INLOW
                                        ----------------------------
                                        Lawrence W. Inlow,
                                          Executive Vice President


Acknowledged, agreed to and approved by the Partnership:

HOOSIER PARK, L.P.

By:   ANDERSON PARK, INC.,
      its General Partner



      By:  /S/ JEFFREY M. SMITH
         ---------------------------
         Jeffrey M. Smith,
            President








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